EXHIBIT 99.1

Northern Technologies International Corporation Reports  Financial Results for Fourth Quarter and Full Year Fiscal 2024

MINNEAPOLIS, Nov. 19, 2024 (GLOBE NEWSWIRE) -- Northern Technologies International Corporation (NASDAQ: NTIC), a leading developer of corrosion inhibiting products and services, as well as bio-based and biodegradable polymer resin compounds, today reported its financial results for the fourth quarter and fiscal year ended August 31, 2024.

Full year fiscal 2024 financial and operating highlights include (with growth rates on a fiscal year-over-year basis):

  Consolidated net sales increased 6.5% to a record $85,060,000
  ZERUST® industrial net sales decreased 0.1% to $53,863,000
  ZERUST® oil and gas net sales increased 18.3% to a record $9,229,000
  Natur-Tec® product net sales increased 20.9% to a record of $21,967,000
  NTIC China net sales increased 5.8% to $14,245,000
  Gross profit, as a percent of net sales, increased 490 basis points to 39.7%
  Joint venture operating income decreased 18.6% to $9,475,000
  Net income attributable to NTIC increased 85.7% to $5,409,000, compared to $2,912,000
  Net income per diluted share attributable to NTIC was $0.55, compared to $0.30
  Cash provided by operating activities increased 6.2% to $5,883,000 for the full fiscal year 2024
  Consolidated balance sheet as of August 31, 2024 remained strong with working capital of $23,682,000

“We closed fiscal 2024 with robust sales growth in both our ZERUST® oil and gas and Natur-Tec® businesses. Furthermore, thanks to the continued successful execution of certain quality system improvement initiatives, NTIC was also able to achieve another year of significantly improved profitability. Our fiscal 2024 results continue to demonstrate the value we bring to our global customers, as well as our resilience amidst ongoing economic challenges,” said G. Patrick Lynch, President and CEO of NTIC.

“Higher sales of ZERUST® oil and gas and Natur-Tec® products along with improved gross profits, contributed to a $5,983,000, or 21.5%, year-over-year increase in gross profit for fiscal 2024. This expanded gross profit allowed NTIC to offset a $2,167,000 reduction in joint venture operating income, primarily resulting from a one-time gain of nearly $2,000,000 last fiscal year tied to the liquidation of our former joint venture in China, as well as challenging market conditions, including higher energy prices and other regional economic pressures, that affected sales and profitability across various European joint ventures. We are actively focused on our European joint ventures and remain cautiously optimistic that demand and profitability in Europe will begin to improve in fiscal 2025,” Mr. Lynch continued.

“As anticipated, ZERUST® oil and gas had a record-breaking fourth quarter, with revenues reaching $4,200,000. This was supported by approximately $600,000 in sales that shifted from the third quarter due to timing, as well as increased orders from both new and existing customers. While we expect seasonal ordering patterns to drive fluctuations in ZERUST® oil and gas sales, we are well-positioned for compelling growth in this sector through fiscal 2025 and beyond. Additionally, we believe global demand for our Natur-Tec® compostable plastic solutions will drive sustained revenue growth. Finally, the strategic investments we made in our workforce and infrastructure in fiscal 2024 are set to support growth opportunities across our global markets. While the economic environment remains fluid, we anticipate fiscal 2025 will bring further sales growth and improved profitability,” concluded Mr. Lynch.

NTIC’s consolidated net sales increased 12.7% to $23,349,000 during the three months ended August 31, 2024, compared to $20,710,000 for the three months ended August 31, 2023. The year-over-year increase in consolidated net sales for the fourth quarter was primarily a result of sales growth within the Company’s ZERUST® oil and gas and Natur-Tec® product categories and supported by higher customer demand. For the full year ended August 31, 2024, consolidated net sales increased 6.5% to $85,060,000, compared to $79,903,000 for the prior fiscal year primarily as a result of increased sales and demand for Natur-Tec® and, to a lesser extent, ZERUST® products.

The following tables set forth NTIC’s net sales by product category for the three months and fiscal year ended August 31, 2024, and August 31, 2023, by segment:

	Three Months Ended
	August 31, 2024	% of Net Sales	August 31, 2023	% of Net Sales	% Change
ZERUST® industrial net sales	$13,431,917	57.5%	$13,421,470	64.8%	0.1%
ZERUST® oil & gas net sales	4,199,583	18.0%	2,377,472	11.5%	76.6%
Total ZERUST® net sales	$17,631,500	75.5%	$15,798,942	76.3%	11.6%
Total Natur-Tec® net sales	5,717,607	24.5%	4,910,693	23.7%	16.4%
Total net sales	$23,349,107	100.0%	$20,709,635	100.0%	12.7%

	Fiscal Year Ended
	August 31, 2024	% of Net Sales	August 31, 2023	% of Net Sales	% Change
ZERUST® industrial net sales	$53,863,296	63.3%	$53,926,378	67.5%	(0.1)%
ZERUST® oil & gas net sales	9,229,279	10.9%	7,801,986	9.8%	18.3%
Total ZERUST® net sales	$63,092,575	74.2%	$61,728,364	77.3%	2.2%
Total Natur-Tec® net sales	21,966,942	25.8%	18,174,588	22.7%	20.9%
Total net sales	$85,059,517	100.0%	$79,902,952	100.0%	6.5%

NTIC’s joint venture operating income decreased 51.4% to $2,034,000 during the three months ended August 31, 2024, compared to joint venture operating income of $4,181,000 during the three months ended August 31, 2023. The $2,148,000 decrease in joint venture operating income was primarily due to a one-time $1,986,000 gain recorded during the fourth quarter of fiscal 2023 associated with the liquidation of the Company’s former joint venture in China, as well as a decrease in net income at NTIC’s joint venture in Germany, partially offset by increases in income at other joint ventures. Net sales of NTIC’s joint ventures, which are not consolidated with NTIC’s financial results, decreased 3.6% to $23,297,000 during the three months ended August 31, 2024, compared to $24,157,000 for the three months ended August 31, 2023.

For fiscal 2024, NTIC’s joint venture operating income decreased $2,167,000 or 18.6% to $9,475,000, compared to joint venture operating income of $11,642,000 during the full year ended August 31, 2023. Net sales of NTIC’s joint ventures decreased 4.7% to $95,940,000 for the full year ended August 31, 2024, compared to $100,682,000 for the full year ended August 31, 2023.

Operating expenses, as a percent of net sales, for the fourth quarter of fiscal 2024 were 40.7%, compared to 44.8% for the same period last fiscal year. For the full fiscal year 2024, operating expenses, as a percent of net sales, were 41.6%, compared to 41.8% for the same period last fiscal year. Higher operating expenses for the three and twelve months ended August 31, 2024, over the prior fiscal year periods were primarily due to increased personnel expenses, including new hires, benefits and travel.

Net income attributable to NTIC for the fourth quarter of fiscal 2024 increased to $1,836,000, or $0.19 per diluted share, compared to net income of $939,000, or $0.10 per diluted share, for the same period last fiscal year. For the full year ended August 31, 2024, net income attributable to NTIC increased to $5,409,000, or $0.55 per diluted share, compared to net income of $2,912,000, or $0.30 per diluted share, for the same period last fiscal year.

NTIC’s non-GAAP adjusted net income, as set forth in the GAAP reconciliation at the end of this release, was $1,942,000, or $0.20 per diluted share, for the fourth quarter of fiscal 2024, compared to $280,000, or $0.03 per diluted share, for the same quarter last fiscal year. For the full year ended August 31, 2024, NTIC’s non-GAAP adjusted net income, as set forth in the GAAP reconciliation at the end of this release, was $5,832,000, or $0.59 per diluted share, compared to $2,570,000, or $0.27 per diluted share last fiscal year.

NTIC’s consolidated balance sheet remains strong, with working capital of $23,682,000 as of August 31, 2024, including $4,952,000 in cash and cash equivalents and an outstanding revolving line of credit and term loan balance of $7,112,000, compared to $22,950,000 of working capital as of August 31, 2023, including $5,406,000 in cash and cash equivalents and an outstanding revolving line of credit and term loan balance of $6,357,000.

At August 31, 2024, the Company had $25,397,000 of investments in joint ventures, of which $14,057,000 or 55.3%, is cash, with the remaining balance mostly made up of other working capital.

Conference Call and Webcast

NTIC will host a conference call today at 8:00 a.m. Central Time to review its results of operations for the fourth quarter and full fiscal year of 2024 and its outlook, followed by a question-and-answer session. The conference call will be available to interested parties through a webcast. To join the live call and ask a question, a participant must register using the URL below.

https://register.vevent.com/register/BI94efa9d07ecd4f65ba310b421438c061

Once registered, the participant will receive a dial-in number and unique PIN number to access the call.

The audio-only webcast can be accessed at the following link: https://edge.media-server.com/mmc/p/ko5w3bye. A link to the webcast is also available on the Investor Relations section of NTIC’s webpage. Participants are advised to go to the website at least 15 minutes early to register, download and install any necessary audio software. For those unable to participate in the live webcast, a replay of the webcast will be archived and accessible for approximately one year on the Investor Relations section of NTIC’s webpage.

About Northern Technologies International Corporation

Northern Technologies International Corporation develops and markets proprietary, environmentally beneficial products and services in over 65 countries either directly or via a network of subsidiaries, joint ventures, independent distributors and agents. NTIC’s primary business is corrosion prevention marketed mainly under the ZERUST® brand. NTIC has been selling its proprietary ZERUST® rust and corrosion inhibiting products and services to the automotive, electronics, electrical, mechanical, military and retail consumer markets for almost 50 years and more recently has also targeted and expanded into the oil and gas industry. NTIC offers worldwide on-site technical consulting for rust and corrosion prevention issues. NTIC’s technical service consultants work directly with the end users of NTIC’s products to analyze their specific needs and develop systems to meet their technical requirements. NTIC also markets and sells a portfolio of bio-based and biodegradable polymer resin compounds and finished products marketed under the Natur-Tec® brand.

Forward-Looking Statements

Statements contained in this release that are not historical information are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include NTIC’s beliefs that demand and profitability in Europe will begin to improve in fiscal 2025, seasonal ordering patterns will drive fluctuations in ZERUST® oil and gas sales, global demand for Natur-Tec® compostable plastic solutions will drive sustained revenue growth, strategic investments in NTIC’s workforce and infrastructure will support growth opportunities across global markets, fiscal 2025 will bring further sales growth and improved profitability, and other statements that can be identified by words such as “believes,” “continues,” “expects,” “anticipates,” “intends,” “potential,” “outlook,” “will,” “may,” “would,” “should,” “guidance” or words of similar meaning, and the use of future dates. Such forward-looking statements are based upon the current beliefs and expectations of NTIC’s management and are inherently subject to risks and uncertainties that could cause actual results to differ materially from those projected or implied. Such potential risks and uncertainties include, but are not limited to, in no particular order: the health of the U.S. and worldwide economies, including in particular the U.S. automotive industry and its evolution towards electric vehicles; the effect of economic uncertainty, recessionary indicators, inflation, increased interest rates and turmoil in the global credit, financial and banking markets or perception thereof; effect of supply chain disruptions; dependence on joint ventures, relationships with joint venture partners and their success, including fees and dividend distributions; risks associated with international operations, including NTIC China, exposure to exchange rate fluctuations, tariffs and trade disputes; effect of economic slowdown and political unrest, including the wars between Russia and Ukraine and Israel and Hamas; the level of growth in NTIC’s markets; NTIC’s investments in research and development efforts; acceptance of existing and new products; timing of purchase orders under supply contracts; variability in sales to oil and gas customers and effect on quarterly financial results; increased competition; costs and effects of complying with changes in tax, fiscal, government and other regulatory policies, and rules relating to environmental, health and safety matters; and NTIC’s reliance on its intellectual property rights and the absence of infringement of the intellectual property rights of others. More detailed information on these and additional factors which could affect NTIC’s operating and financial results is described in NTIC’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the fiscal year ended August 31, 2024 and subsequent quarterly reports on Form 10-Q. NTIC urges all interested parties to read these reports to gain a better understanding of the many business and other risks that it faces. Additionally, NTIC undertakes no obligation to publicly release the results of any revisions to these forward-looking statements, which may be made to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

Use of Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this release contains non-GAAP financial measures, including adjusted net income attributable to NTIC and adjusted net income attributable to NTIC per diluted share. NTIC’s reasons for use of these measures, reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures and other information are included at the end of this release. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for NTIC’s financial results prepared in accordance with GAAP.

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS - AUGUST 31, 2024 AND 2023

	August 31, 2024	August 31, 2023
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$4,952,184	$5,406,173
Receivables:
Trade excluding joint ventures, less allowance for credit losses
of $310,000 and $533,000 as of August 31, 2024 and 2023, respectively	18,798,067	15,645,130
Trade, joint ventures	389,012	187,912
Fees for services provided to joint ventures	1,235,016	1,296,594
Dividend receivable from joint venture	—	1,986,027
Income taxes	392,293	325,233
Inventories, net	14,390,844	13,096,489
Prepaid expenses	1,421,803	1,727,998
Total current assets	$41,579,219	$39,671,556

PROPERTY AND EQUIPMENT, NET	16,265,653	14,065,354

OTHER ASSETS:
Investments in joint ventures	25,397,287	23,705,714
Deferred income tax, net	544,464	530,944
Intangible assets, net	5,682,945	6,159,485
Goodwill	4,782,376	4,782,376
Operating lease right of use assets	424,558	428,874
Total other assets	36,831,630	35,607,393
Total assets	$94,676,502	$89,344,303
LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Line of credit	$4,291,608	$3,600,000
Term loan	2,820,835	2,757,176
Accounts payable	6,393,355	6,056,329
Income taxes payable	327,781	501,379
Accrued liabilities:
Payroll and related benefits	3,163,372	2,305,400
Other	574,876	1,160,289
Current portion of operating leases	325,116	340,799
Total current liabilities	17,896,943	16,721,372
LONG-TERM LIABILITIES:
Deferred income tax, net	1,504,796	1,836,059
Operating leases, less current portion	99,442	88,075
Total long-term liabilities	$1,604,238	$1,924,134

COMMITMENTS AND CONTINGENCIES
EQUITY:
Preferred stock, no par value; authorized 10,000 shares; none issued and outstanding	—	—
Common stock, $0.02 par value per share; authorized 15,000,000
shares; issued and outstanding 9,466,976 and 9,424,102, respectively	189,340	188,482
Additional paid-in capital	23,615,564	21,986,767
Retained earnings	53,771,211	51,004,427
Accumulated other comprehensive loss	(6,382,124)	(6,823,403)
Stockholders’ equity	71,193,991	66,356,273
Non-controlling interests	3,981,330	4,342,524
Total equity	75,175,321	70,698,797
Total liabilities and equity	$94,676,502	$89,344,303

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE THREE (UNAUDITED) AND TWELVE MONTHS ENDED AUGUST 31, 2024 AND 2023

	Three Months Ended		Twelve Months Ended
	August 31, 2024	August 31, 2023	August 31, 2024	August 31, 2023
NET SALES:
Net sales	$23,349,107	$20,709,635	$85,059,517	$79,902,952
Cost of goods sold	13,129,277	13,141,849	51,273,155	52,099,121
Gross profit	10,219,830	7,567,786	33,786,362	27,803,831

JOINT VENTURE OPERATIONS:
Equity in income of joint ventures	546,334	2,787,926	4,223,296	6,452,719
Fees for services provided to joint ventures	1,487,268	1,393,323	5,251,782	5,189,185
Total joint venture operations	2,033,602	4,181,249	9,475,078	11,641,904

OPERATING EXPENSES:
Selling expenses	4,359,833	4,294,594	16,413,672	15,290,897
General and administrative expenses	3,922,528	3,695,837	14,176,494	13,166,270
Research and development expenses	1,209,209	1,287,676	4,802,791	4,967,922
Total operating expenses	9,491,570	9,278,107	35,392,957	33,425,089

OPERATING INCOME	2,761,862	2,470,929	7,868,483	6,020,646

INTEREST INCOME	19,431	9,995	118,827	28,490
INTEREST EXPENSE	(91,294)	(119,162)	(340,129)	(461,805)

INCOME BEFORE INCOME TAX EXPENSE	2,689,999	2,361,761	7,647,181	5,587,331

INCOME TAX EXPENSE	477,406	514,777	1,325,797	1,349,600

NET INCOME	2,212,593	1,846,984	6,321,384	4,237,731

NET INCOME ATTRIBUTABLE TO NON- CONTROLLING INTERESTS	376,805	908,037	912,302	1,325,455

NET INCOME ATTRIBUTABLE TO NTIC	$1,835,788	$938,947	$5,409,082	$2,912,276

NET INCOME ATTRIBUTABLE TO NTIC PER COMMON SHARE:
Basic	$0.20	$0.10	$0.57	$0.31
Diluted	$0.19	$0.10	$0.55	$0.30

WEIGHTED AVERAGE COMMON SHARES
ASSUMED OUTSTANDING:
Basic	9,446,498	9,384,873	9,434,020	9,359,504
Diluted	9,884,611	9,680,285	9,833,450	9,693,482
CASH DIVIDENDS DECLARED PER COMMON SHARE	$0.07	$0.07	$0.28	$0.28

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(UNAUDITED, IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

The accompanying press release contains certain non-GAAP financial measures, including adjusted net income attributable to NTIC and adjusted net income attributable to NTIC per diluted share, which are not calculated or presented in accordance with accounting principles generally accepted in the United States (GAAP). These non-GAAP financial measures are information supplemental and in addition to the financial measures presented in the accompanying release that are calculated and presented in accordance with GAAP. NTIC uses non-GAAP financial measures as supplemental measures of performance and believes these measures facilitate operating performance comparisons from period to period and company to company by factoring out potential differences caused by non-recurring, unusual or infrequent charges not related to NTIC’s regular, ongoing business. NTIC also believes that the presentation of certain non-GAAP financial measures provides useful information to investors in evaluating the company’s operations, period over period. Such non-GAAP financial measures should not be considered superior to, as a substitute for, or as an alternative to, and should be considered in conjunction with, the GAAP financial measures presented in the release. The non-GAAP financial measures in the accompanying release may differ from similar measures used by other companies.

The following is a reconciliation of NTIC’s reported net income attributable to NTIC and reported net income attributable to NTIC per diluted common share to adjusted net income attributable to NTIC and adjusted net income attributable to NTIC per diluted common share, in each case, as adjusted to exclude a one-time gain on the liquidation of a previously written-off investment in NTIC’s former joint venture in China, Tianjin Zerust (TZ liquidation), and certain other adjustments as described below.

	Three Months Ended August 31,		Fiscal Year Ended August 31,
	2024	2023	2024	2023

Net income attributable to NTIC, as reported	$1,835,788	$938,947	$5,409,082	$2,912,276
Adjustments for adjusted net income:
Equity income from TZ liquidation	-	(1,986,027)	-	(1,986,027)
Legal fees from TZ liquidation	-	95,890	-	95,890
Withholding tax on TZ liquidation	-	198,603	-	198,603
Minority interest impact from TZ liquidation	-	676,614	-	676,614
Bonus expense impact from TZ liquidation	-	250,000	-	250,000
Amortization expense	105,783	105,783	423,132	423,132
Non-GAAP adjusted net income	$1,941,571	$279,810	$5,832,214	$2,570,488

Weighted average shares outstanding (diluted)	9,884,611	9,680,285	9,833,450	9,693,482
Diluted net income per share, as reported	0.19	0.10	0.55	0.30
Adjustments for adjusted net income, net of tax impact, per diluted share[1]	0.01	(0.07)	0.04	(0.03)
Non-GAAP diluted adjusted net income per share	$0.20	$0.03	$0.59	$0.27

[1]Includes adjustments related to the items noted above, net of tax

Investor and Media Contact:
Matthew Wolsfeld, CFO
NTIC
(763) 225-6600